Exhibit 99.1

GlobalSCAPE, Inc. Announces Financial Results for the Fourth Quarter and Fiscal 2016

SAN ANTONIO, TX — January 26, 2017 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, today announced its financial results for the fourth quarter and fiscal year, which ended December 31, 2016.

Fourth Quarter 2016 Financial Summary:
•	Revenue for the fourth quarter of 2016 was $9 million, an increase of 7 percent when compared with the fourth quarter of 2015. This is the highest revenue quarter in Globalscape’s history.
•	For the fourth quarter of 2016, the Company’s net income was $1.3 million, an 8 percent increase when compared to net income for the fourth quarter of 2015.
•	Basic earnings per share was $0.06 for the fourth quarter of 2016.

Fiscal 2016 Financial Summary:
•	Revenue for fiscal 2016 was $33.3 million, an 8 percent increase when compared to the same time period in 2015.
•
Adjusted EBITDA for fiscal 2016 was $7.1 million compared with $7.2 million for the same period in 2015. Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered as a substitute for net income presented on our condensed consolidated statement of operations and comprehensive income or for cash flow from operating activities presented on our condensed consolidated statement of cash flows.

•	The Company had cash, cash equivalents and short-term investments of $24 million on December 31, 2016.
•	Other than liabilities for normal trade payables and taxes, the Company has no debt.

Fiscal 2016 Business Highlights:
Corporate: Globalscape had several corporate milestones in 2016, including:
•	The appointment of Matt Goulet as President and CEO;
•	The promotions of Dan Burke to Vice President of Worldwide Sales and Adam Snider to Vice President of Operations;
•	The appointment of Gary S. Mullen to Vice President of Marketing;
•	The Company celebrated its 20th anniversary on April 17, 2016.

Technology: Globalscape refocused on extending the capabilities of its Enhanced File TransferTM (EFTTM) platform, releasing a number of new features and functionalities in 2016, including:
•	Accelerate Module: provides fast file transfers which increase the speed, efficiency and reliability of data movement.
•
Advanced Authentication Module (AAM) and the Workspaces Outlook plugin: AAM provides a single source of authentication across a customer’s infrastructure. The Workspaces Outlook plugin performs secure ad hoc file transfers via email, providing customers with the reporting features in EFT and combining them with the simplicity and security of sending files with Mail Express®. The integration of the two products takes the best features in Mail Express and incorporates them into EFT.

•	Globalscape also made EFT Enterprise available in the Amazon Web Services and Microsoft Azure Marketplaces.

Technology Alliances: In keeping with a core pillar for growth, Globalscape expanded key technology alliances in 2016, including:
•
Joining F5 Networks’ Technology Alliance Program (TAP): offering an interoperable solution with EFT with High Availability and F5 BIG-IP® Local Traffic Manager™ (LTM®). In jointly deploying the companies’ products, customers will have horizontal scalability, reduced system downtime and enhanced network reliability, when compared with other file transfer platforms.

•
Joining Hewlett Packard Enterprise (HPE) Partner Ready for OEM program: allowing the two companies to work together to provide solutions and resources to address organizations’ struggle to manage and secure data at rest or in motion.

Supporting Quote:
Matt Goulet, President and Chief Executive Officer at Globalscape
“Data is the cornerstone of Globalscape’s business, and while we had another record-breaking revenue quarter, we realize that we have only scratched the surface when seeking to help businesses protect and secure their data. The commitment we made in the second half of 2016 to focus on our core EFT platform is propelling the product line forward to proactively address the future data management challenges of our customers. Our sustained focus on strengthening our technology ecosystem while investing in research and development, technology alliance partnerships and technology acquisition is critical to our long-term success and growth.”

Conference Call January 26, 2017 at 4:30 p.m. ET
Globalscape management will hold a conference call on January 26, 2017, at 4:30 p.m. Eastern Time/3:30 p.m. Central Time to discuss financial results and other corporate matters for the fourth quarter and fiscal 2016. Those wanting to join may call 888-438-5448 or 719-325-2244 and use Conference ID # 3545702. A live webcast of the conference call will also be available on the Investor Relations page of the Company’s website at www.globalscape.com. A webcast replay will be made available on the Company’s website shortly after the call is completed.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

Use of Non-GAAP Measures
The Company uses Adjusted EBITDA (Earnings Before Interest, Taxes, Total Other Income/Expense, Depreciation, Amortization, other than amortization of capitalized software development costs, and Share-Based Compensation Expense) to provide it with a view of cash flow from operations that is supplemental and secondary to its primary assessment of cash flow from operating activities as presented in its condensed consolidated statement of cash flows. The Company uses EBITDA to assess cash flow from our operations prior to considering the cost of financing its business and the effects of income taxes.

Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered as a substitute for net income presented on our condensed consolidated statement of operations and comprehensive income or for cash flow from operating activities presented on our condensed consolidated statement of cash flows. Adjusted EBITDA has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA should not be considered in isolation or without a simultaneous reading and consideration of our financial statements prepared in accordance with GAAP.

INVESTOR RELATIONS CONTACT
Phone Number: (210) 801-8489
Email: ir@globalscape.com

PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

###

GlobalSCAPE, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share amounts)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$8,895	$15,885
Short term investments	2,754	3,254
Accounts receivable, net	6,964	5,875
Federal income tax receivable	170	547
Prepaid expenses	521	511
Total current assets	19,304	26,072

Property and equipment, net	456	498
Long term investments	12,779	-
Capitalized software development costs	3,743	3,982
Goodwill	12,712	12,712
Deferred tax asset	942	940
Other assets	245	60
Total assets	$50,181	$44,264

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$876	$839
Accrued expenses	1,835	1,893
Deferred revenue	13,605	12,460
Income taxes payable	-	-
Total current liabilities	16,316	15,192

Deferred revenue, non-current portion	3,840	3,808
Other long term liabilities	147	134
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 21,920,912 and 21,303,467 shares issued at December 31, 2016 and December 31, 2015, respectively	22	21
Additional paid-in capital	21,650	19,583
Treasury stock, 403,581 shares, at cost, at December 31, 2016 and December 31, 2015	(1,452)	(1,452)
Retained earnings	9,658	6,978
Total stockholders’ equity	29,878	25,130
Total liabilities and stockholders’ equity	$50,181	$44,264

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015

Operating revenues:
Software licenses	$3,419	$3,433	$11,985	$12,023
Maintenance and support	4,939	4,351	18,668	16,489
Professional services	671	692	2,684	2,223
Total revenues	9,029	8,476	33,337	30,735
Costs of revenues
Software licenses	807	777	3,110	2,428
Maintenance and support	396	409	1,541	1,466
Professional services	403	422	1,671	1,394
Total costs of revenues	1,606	1,608	6,322	5,288
Gross Profit	7,423	6,868	27,015	25,447
Operating expenses
Sales and marketing	2,808	3,061	11,682	10,406
General and administrative	1,891	1,539	6,975	6,168
Research and development	811	730	2,539	2,562
Total operating expenses	5,510	5,330	21,196	19,136
Income from operations	1,913	1,538	5,819	6,311
Other income (expense):
Interest expense				(4)
Interest income	70	26	159	82
Total other income (expense)	70	26	159	78
Income before income taxes	1,983	1,564	5,978	6,389
Provision for income taxes	717	317	2,027	1,867
Net income	$1,266	$1,247	$3,951	$4,522
Comprehensive income	$1,266	$1,247	$3,951	$4,522

Net income per common share - basic	$0.06	$0.06	$0.19	$0.22

Net income per common share - diluted	$0.06	$0.06	$0.18	$0.21

Weighted average shares outstanding:
Basic	21,318	20,949	21,126	20,824

Diluted	21,802	21,562	21,677	21,366

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	For the Year Ended December 31,
	2016	2015
Operating Activities:
Net income	$3,951	$4,522
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	72	62
Depreciation and amortization	2,045	1,553
Stock-based compensation	973	647
Deferred taxes	(2)	(248)
Excess tax deficiency from exercise of share based compensation	24	(58)
Subtotal before changes in operating assets and liabilities	7,063	6,478
Changes in operating assets and liabilities:
Accounts receivable	(1,161)	1
Prepaid expenses	(10)	(23)
Federal income taxes	353	(137)
Accrued interest receivable	(163)	(69)
Other assets	(185)	40
Accounts payable	37	(272)
Accrued expenses	(58)	303
Deferred revenues	1,177	708
Other long-term liabilities	13	(8)
Net cash provided by (used in) operating activities	7,066	7,021
Investing Activities:
Software development costs	(1,538)	(1,967)
Purchase of property and equipment	(226)	(152)
Purchase of certificates of deposit	(12,116)	-
Net cash provided by (used in) investing activities	(13,880)	(2,119)
Financing Activities:
Proceeds from exercise of stock options	1,119	508
Tax deficiency (benefit) from stock-based compensation	(24)	58
Dividends paid	(1,271)	(941)
Net cash provided by (used in) financing activities	(176)	(375)
Net increase (decrease) in cash	(6,990)	4,527
Cash at beginning of period	15,885	11,358
Cash at end of period	$8,895	$15,885

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$1,638	$2,146

GlobalSCAPE, Inc.
Adjusted EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 31		December 31
	2016	2015	2016	2015
Net Income	$1,266	$1,247	$3,951	$4,522
Add (subtract) items to determine adjusted EBITDA:
Income tax expense	717	317	2,027	1,867
Interest (income) expense, net	(70)	(26)	(159)	(78)
Depreciation and amortization:
Total depreciation and amortization	520	438	2,045	1,553
Amortization of capitalized software development costs	(459)	(371)	(1,777)	(1,283)
Stock-based compensation expense	252	165	973	647

Adjusted EBITDA	$2,226	$1,770	$7,060	$7,228